Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS fiscal 2016 THIRd quarter Results

Reports Pretax Profit for Third Quarter

Closed Financing Transactions with New Issuances of $150 Million

RED BANK, NJ, September 9, 2016 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal third quarter and nine months ended July 31, 2016.

RESULTS FOR the ThrEE MONTH and NINE month PERIODs ENDED July 31, 2016:

●

Total revenues were $716.9 million in the third quarter of fiscal 2016, an increase of 32.6% compared with $540.6 million in the third quarter of fiscal 2015. For the nine months ended July 31, 2016, total revenues increased 33.8% to $1.95 billion compared with $1.46 billion in the first nine months of the prior year.

●

Total SG&A was $66.6 million, or 9.3% of total revenues, a 330 basis point improvement during the third quarter of fiscal 2016 compared with $67.9 million, or 12.6% of total revenues, in last year’s third quarter. Total SG&A was $199.4 million, or 10.2% of total revenues, a 360 basis point improvement for the first nine months of fiscal 2016 compared with $201.5 million, or 13.8% of total revenues, in the first nine months of the prior year.

●

Total interest expense as a percentage of total revenues was 7.2% during both the third quarter of fiscal 2016 and the third quarter of fiscal 2015. For the nine months ended July 31, 2016, total interest expense as a percentage of total revenues declined 70 basis points to 6.9% compared with 7.6% during the same period a year ago.

●

Homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.9% for the third quarter ended July 31, 2016 compared with 17.8% for the third quarter of fiscal 2015 and 16.1% for the second quarter of fiscal 2016. During the first nine months of fiscal 2016, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 16.5% compared with 17.4% in the same period of the previous year.

●

Income before income taxes in the third quarter of fiscal 2016 was $1.1 million compared with a loss before income taxes of $10.0 million in the prior year’s third quarter. For the first nine months of fiscal 2016, the loss before income taxes was $29.7 million compared with a loss before income taxes of $59.2 million during the first nine months of fiscal 2015.

●

Income before income taxes, excluding land-related charges, in the third quarter of fiscal 2016 was $2.7 million compared with a loss before income taxes, excluding land-related charges, of $8.9 million in the prior year’s third quarter. For the first nine months of fiscal 2016, the loss before income taxes, excluding land-related charges, was $6.8 million compared with a loss before income taxes, excluding land-related charges, of $51.5 million during the first nine months of fiscal 2015.

●

The net loss was $0.5 million, or $0.00 per common share, for the third quarter of fiscal 2016, compared with a net loss of $7.7 million, or $0.05 per common share, in the third quarter of the previous year. For the nine months ended July 31, 2016, the net loss was $25.1 million, or $0.17 per common share, compared with a net loss of $41.6 million, or $0.28 per common share, in the first nine months of fiscal 2015.

●

For the third quarter of fiscal 2016, Adjusted EBITDA was $56.3 million compared with $32.2 million during the third quarter of 2015, a 74.8% increase. For the first nine months of fiscal 2016, Adjusted EBITDA increased 105.1% to $134.8 million compared with $65.7 million during the first nine months of fiscal 2015.

●

Adjusted EBITDA to interest incurred was 1.40x for third quarter of fiscal 2016 compared with 0.77x for the same quarter last year. For the nine-month period ended July 31, 2016, Adjusted EBITDA to interest incurred was 1.07x compared with 0.53x for the same period one year ago.

●

Consolidated active selling communities decreased 15.5% from 206 communities at the end of the prior year’s third quarter to 174 communities as of July 31, 2016, which was impacted by the sale of ten communities in Minneapolis and Raleigh and the conversion of four consolidated communities into unconsolidated joint venture communities. As of the end of the third quarter of fiscal 2016, active selling communities, including unconsolidated joint ventures, decreased 9.8% to 193 communities compared with 214 communities at July 31, 2015.

●

Consolidated net contracts per active selling community increased 13.5% to 8.4 net contracts per active selling community for the third quarter of fiscal 2016 compared with 7.4 net contracts per active selling community in the third quarter of fiscal 2015. Net contracts per active selling community, including unconsolidated joint ventures, increased 3.9% to 8.0 net contracts per active selling community for the quarter ended July 31, 2016 compared with 7.7 net contracts, including unconsolidated joint ventures, per active selling community in the third quarter of fiscal 2015.

●

The dollar value of consolidated net contracts decreased 4.3% to $593.0 million for the three months ended July 31, 2016 compared with $619.4 million during the same quarter a year ago. The dollar value of net contracts, including unconsolidated joint ventures, during the third quarter of fiscal 2016 decreased 8.8% to $633.3 million compared with $694.6 million in last year’s third quarter.

●

The dollar value of consolidated net contracts increased 8.5% to $1.98 billion for the first nine months of fiscal 2016 compared with $1.82 billion in the first nine months of the previous year. The dollar value of net contracts, including unconsolidated joint ventures, for the nine months ended July 31, 2016 increased 6.3% to $2.09 billion compared with $1.97 billion in the first nine months of fiscal 2015.

●

The number of consolidated net contracts, during the third quarter of fiscal 2016, decreased 4.3% to 1,467 homes compared with 1,533 homes in the prior year’s third quarter. In the third quarter of fiscal 2016, the number of net contracts, including unconsolidated joint ventures, decreased 7.3% to 1,537 homes from 1,658 homes during the third quarter of fiscal 2015.

●

The number of consolidated net contracts, during the nine-month period ended July 31, 2016, increased 3.5% to 4,810 homes compared with 4,648 homes in the same period of the previous year. During the first nine months of fiscal 2016, the number of net contracts, including unconsolidated joint ventures, was 4,991 homes, an increase of 1.5% from 4,918 homes during the first nine months of fiscal 2015.

●

As of July 31, 2016, the dollar value of contract backlog, including unconsolidated joint ventures, was $1.48 billion, an increase of 7.7% compared with $1.37 billion as of July 31, 2015. The dollar value of consolidated contract backlog, as of July 31, 2016, increased 3.8% to $1.31 billion compared with $1.26 billion as of July 31, 2015.

●

As of July 31, 2016, the number of homes in contract backlog, including unconsolidated joint ventures, decreased 1.3% to 3,232 homes compared with 3,275 homes as of July 31, 2015. The number of homes in consolidated contract backlog, as of July 31, 2016, decreased 4.1% to 2,969 homes compared with 3,097 homes as of the end of the third quarter of fiscal 2015.

●

Consolidated deliveries were 1,574 homes in the third quarter of fiscal 2016, an 11.8% increase compared with 1,408 homes in the third quarter of fiscal 2015. For the three months ended July 31, 2016, deliveries, including unconsolidated joint ventures, increased 10.3% to 1,627 homes compared with 1,475 homes in the third quarter of the prior year.

●

Consolidated deliveries were 4,594 homes in the first nine months of fiscal 2016, a 21.5% increase compared with 3,780 homes in the same period in fiscal 2015. For the nine months ended July 31, 2016, deliveries, including unconsolidated joint ventures, increased 19.0% to 4,740 homes compared with 3,984 homes in the first nine months of the prior year.

●	The contract cancellation rate, including unconsolidated joint ventures, for the third quarter of fiscal 2016 was 22%, compared with 20% in the third quarter of fiscal 2015.

●

The valuation allowance was $635.4 million as of July 31, 2016. The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes. For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

Liquidity AND Inventory as of july 31, 2016:

●	After paying off $320.0 million of debt that matured in October 2015, January 2016 and May 2016, total liquidity at the end of the third quarter of fiscal 2016 was $187.7 million.

●	During the third quarter of fiscal 2016, land and land development spending was $132.3 million compared with $130.0 million in last year’s third quarter.

●

As of July 31, 2016, the land position, including unconsolidated joint ventures, was 32,125 lots, consisting of 14,256 lots under option and 17,869 owned lots, compared with a total of 37,442 lots as of July 31, 2015.

●	During the third quarter of fiscal 2016, approximately 900 lots, including unconsolidated joint ventures, were put under option or acquired in 20 communities.

●

Subsequent to third quarter end, closed financing transactions with certain investment funds managed by affiliates of H/2 Capital Partners LLC by borrowing $75.0 million under a senior secured first lien priority term loan facility, issuing $75.0 million of 10.0% Senior Secured Second Lien Notes due 2018 and issuing $75.0 million of 9.5% Senior Secured First Lien Notes due 2020 in exchange for $75.0 million of 9.125% Senior Secured Second Lien Notes due 2020 held by such investor.  Used a portion of the proceeds to call for redemption all $121.0 million of our 8.625% Senior Notes due 2017.

Financial Guidance:

●

Assuming no changes in current market conditions and after the impact from exiting two markets, our guidance for all of fiscal 2016 for total revenues is expected to be between $2.7 billion and $2.9 billion. Adjusted EBITDA is expected to be between $200 million and $225 million and income before income taxes, excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements, is expected to be between $25 million and $35 million for all of fiscal 2016.

COMMENTS FROM MANAGEMENT:

“During our third quarter we made progress towards our goal of improving our profitability by increasing our revenues 33%, growing Adjusted EBITDA by 75%, improving our Adjusted EBITDA coverage to 1.40x from 0.77x, and achieving a pretax profit,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer. “However, we are fully aware that there is even more work to do in order to return the company to higher levels of sustainable profits. We are anticipating a solid fourth quarter with income before income taxes, excluding land related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements, expected to be between $32 million and $42 million.”

“After paying off $320 million of debt since October 15, 2015, we ended the third quarter with $187.7 million of liquidity. Subsequent to the end of the third quarter, we issued $150 million of new debt to refinance debt maturing in 2017. Completing this debt transaction increases our liquidity and allows us to continue land investments that will help return us to higher levels of profitability in the future,” concluded Mr. Hovnanian.

Webcast Information:

Hovnanian Enterprises will webcast its fiscal 2016 third quarter financial results conference call at 11:00 a.m. E.T. on Friday, September 9, 2016. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

About Hovnanian Enterprises®, Inc.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2015 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures. The most directly comparable GAAP financial measure is net loss. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net loss is presented in a table attached to this earnings release.

Income (Loss) Before Income Taxes Excluding Land-Related Charges is a non-GAAP financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes. The reconciliation for historical periods of Income (Loss) Before Income Taxes Excluding Land-Related Charges to Income (Loss) Before Income Taxes is presented in a table attached to this earnings release.

With respect to our expectations under “Financial Guidance” and “Comments from Management” above, for Adjusted EBITDA and income before income taxes excluding land-related charges, gains or losses on extinguishment of debt and other non-recurring items such as legal settlements, a reconciliation to the closest corresponding GAAP financial measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to land-related charges excluded from these non-GAAP financial measures. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Total liquidity is comprised of $181.5 million of cash and cash equivalents, $1.7 million of restricted cash required to collateralize letters of credit and $4.5 million of availability under the unsecured revolving credit facility as of July 31, 2016.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for the current or future financial periods, including total revenues, Adjusted EBITDA and adjusted income before income taxes. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of the sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2016
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Total Revenues	$716,850	$540,613	$1,947,178	$1,455,276
Costs and Expenses (a)	713,356	550,166	1,971,656	1,516,908
(Loss) Income from Unconsolidated Joint Ventures	(2,401)	(448)	(5,227)	2,470
Income (loss) Before Income Taxes	1,093	(10,001)	(29,705)	(59,162)
Income Tax Provision (Benefit)	1,567	(2,317)	(4,597)	(17,543)
Net Loss	$(474)	$(7,684)	$(25,108)	$(41,619)

Per Share Data:
Basic:
Loss Per Common Share	$(0.00)	$(0.05)	$(0.17)	$(0.28)
Weighted Average Number of Common Shares Outstanding (b)	147,412	147,010	147,383	146,846
Assuming Dilution:
Loss Per Common Share	$(0.00)	$(0.05)	$(0.17)	$(0.28)
Weighted Average Number of Common Shares Outstanding (b)	147,412	147,010	147,383	146,846

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2016
Reconciliation of Income (Loss) Before Income Taxes Excluding Land-Related Charges to Income (Loss) Before Income Taxes

(Dollars in Thousands)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Income (Loss) Before Income Taxes	$1,093	$(10,001)	$(29,705)	$(59,162)
Inventory Impairment Loss and Land Option Write-Offs	1,565	1,077	22,915	7,618
Income (Loss) Before Income Taxes Excluding Land-Related Charges(a)	$2,658	$(8,924)	$(6,790)	$(51,544)

(a) Income (Loss) Before Income Taxes Excluding Land-Related Charges is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Income (Loss) Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2016
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Sale of Homes	$640,386	$526,156	$1,823,318	$1,414,799
Cost of Sales, Excluding Interest and Land Charges (a)	532,116	432,625	1,521,704	1,168,874
Homebuilding Gross Margin, Excluding Interest and Land Charges	108,270	93,531	301,614	245,925
Homebuilding Cost of Sales Interest	23,108	16,323	61,291	39,615
Homebuilding Gross Margin, Including Interest and Excluding Land Charges	$85,162	$77,208	$240,323	$206,310

Gross Margin Percentage, Excluding Interest and Land Charges	16.9%	17.8%	16.5%	17.4%
Gross Margin Percentage, Including Interest and Excluding Land Charges	13.3%	14.7%	13.2%	14.6%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Land and Lot Sales	$58,897	$-	$70,051	$850
Cost of Sales, Excluding Interest and Land Charges (a)	51,667	-	62,275	702
Land and Lot Sales Gross Margin, Excluding Interest and Land Charges	7,230	-	7,776	148
Land and Lot Sales Interest	5,298	-	5,402	39
Land and Lot Sales Gross Margin, Including Interest and Excluding Land Charges	$1,932	$-	$2,374	$109

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2016
Reconciliation of Adjusted EBITDA to Net Loss
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Net Loss	$(474)	$(7,684)	$(25,108)	$(41,619)
Income Tax Provision (Benefit)	1,567	(2,317)	(4,597)	(17,543)
Interest Expense	51,565	38,816	135,161	110,248
EBIT (a)	52,658	28,815	105,456	51,086
Depreciation	879	835	2,608	2,553
Amortization of Debt Costs	1,205	1,491	3,815	4,451
EBITDA (b)	54,742	31,141	111,879	58,090
Inventory Impairment Loss and Land Option Write-offs	1,565	1,077	22,915	7,618
Adjusted EBITDA (c)	$56,307	$32,218	$134,794	$65,708

Interest Incurred	$40,300	$41,856	$126,483	$124,031

Adjusted EBITDA to Interest Incurred	1.40	0.77	1.07	0.53

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBIT represents earnings before interest expense and income taxes.

(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net loss. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairment loss and land option write-offs.

Hovnanian Enterprises, Inc.
July 31, 2016
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$115,809	$119,901	$123,898	$109,158
Plus Interest Incurred	40,300	41,856	126,483	124,031
Less Interest Expensed (a)	51,565	38,816	135,161	110,248
Less Interest Contributed to Unconsolidated Joint Venture (a)	-	-	10,676	-
Interest Capitalized at End of Period (b)	$104,544	$122,941	$104,544	$122,941

(a) Represents capitalized interest which was included as part of the assets contributed to the joint venture the Company entered into in November 2015. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(b) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	July 31, 2016	October 31, 2015
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$181,526	$245,398
Restricted cash and cash equivalents	4,107	7,299
Inventories:
Sold and unsold homes and lots under development	989,416	1,307,850
Land and land options held for future development or sale	196,610	214,503
Consolidated inventory not owned	280,728	122,225
Total inventories	1,466,754	1,644,578
Investments in and advances to unconsolidated joint ventures	87,991	61,209
Receivables, deposits and notes, net	66,184	70,349
Property, plant and equipment, net	48,351	45,534
Prepaid expenses and other assets	74,685	77,671
Total homebuilding	1,929,598	2,152,038

Financial services:
Cash and cash equivalents	8,516	8,347
Restricted cash and cash equivalents	17,055	19,223
Mortgage loans held for sale at fair value	137,784	130,320
Other assets	2,530	2,091
Total financial services	165,885	159,981
Income taxes receivable – including net deferred tax benefits	293,358	290,279
Total assets	$2,388,841	$2,602,298

(1)  Derived from the audited balance sheet as of October 31, 2015.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share and Per Share Amounts)

	July 31, 2016	October 31, 2015
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse mortgages secured by inventory	$91,319	$143,863
Accounts payable and other liabilities	380,786	348,516
Customers’ deposits	45,530	44,218
Nonrecourse mortgages secured by operating properties	14,621	15,511
Liabilities from inventory not owned	195,755	105,856
Total homebuilding	728,011	657,964

Financial services:
Accounts payable and other liabilities	26,383	27,908
Mortgage warehouse lines of credit	115,656	108,875
Total financial services	142,039	136,783

Notes payable:
Revolving credit agreement	52,000	47,000
Senior secured notes, net of discount	982,468	981,346
Senior notes, net of discount	521,043	780,319
Senior amortizing notes	8,094	12,811
Senior exchangeable notes	76,650	73,771
Accrued interest	30,479	40,388
Total notes payable	1,670,734	1,935,635
Total liabilities	2,540,784	2,730,382

Stockholders’ equity deficit:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at July 31, 2016 and at October 31, 2015	135,299	135,299
Common stock, Class A, $0.01 par value – authorized 400,000,000 shares; issued 143,739,513 shares at July 31, 2016 and 143,292,881 shares at October 31, 2015 (including 11,760,763 shares at July 31, 2016 and October 31, 2015 held in treasury)	1,437	1,433
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) – authorized 60,000,000 shares; issued 16,010,071 shares at July 31, 2016 and 15,676,829 shares at October 31, 2015 (including 691,748 shares at July 31, 2016 and October 31, 2015 held in treasury)	160	157
Paid in capital – common stock	704,993	703,751
Accumulated deficit	(878,472)	(853,364)
Treasury stock – at cost	(115,360)	(115,360)
Total stockholders’ equity deficit	(151,943)	(128,084)
Total liabilities and equity	$2,388,841	$2,602,298

(1)  Derived from the audited balance sheet as of October 31, 2015.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2016	2015	2016	2015
Revenues:
Homebuilding:
Sale of homes	$640,386	$526,156	$1,823,318	$1,414,799
Land sales and other revenues	59,979	97	72,146	2,538
Total homebuilding	700,365	526,253	1,895,464	1,417,337
Financial services	16,485	14,360	51,714	37,939
Total revenues	716,850	540,613	1,947,178	1,455,276

Expenses:
Homebuilding:
Cost of sales, excluding interest	583,783	432,625	1,583,979	1,169,576
Cost of sales interest	28,406	16,323	66,693	39,654
Inventory impairment loss and land option write-offs	1,565	1,077	22,915	7,618
Total cost of sales	613,754	450,025	1,673,587	1,216,848
Selling, general and administrative	51,685	51,998	155,560	152,258
Total homebuilding expenses	665,439	502,023	1,829,147	1,369,106

Financial services	8,916	8,244	26,749	23,069
Corporate general and administrative	14,885	15,874	43,804	49,275
Other interest	23,159	22,493	68,468	70,594
Other operations	957	1,532	3,488	4,864
Total expenses	713,356	550,166	1,971,656	1,516,908
(Loss) income from unconsolidated joint ventures	(2,401)	(448)	(5,227)	2,470
Income (loss) before income taxes	1,093	(10,001)	(29,705)	(59,162)
State and federal income tax provision (benefit):
State	1,434	999	4,995	3,717
Federal	133	(3,316)	(9,592)	(21,260)
Total income taxes	1,567	(2,317)	(4,597)	(17,543)
Net loss	$(474)	$(7,684)	$(25,108)	$(41,619)

Per share data:
Basic:
Loss per common share	$(0.00)	$(0.05)	$(0.17)	$(0.28)
Weighted-average number of common shares outstanding	147,412	147,010	147,383	146,846
Assuming dilution:
Loss per common share	$(0.00)	$(0.05)	$(0.17)	$(0.28)
Weighted-average number of common shares outstanding	147,412	147,010	147,383	146,846

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Communities Under Development Three Months - July 31, 2016
		Net Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(NJ, PA)	Home	128	137	(6.6)%	136	78	74.4%	260	286	(9.1)%
	Dollars	$61,945	$69,410	(10.8)%	$66,308	$36,109	83.6%	$130,800	$143,333	(8.7)%
	Avg. Price	$483,942	$506,642	(4.5)%	$487,558	$462,932	5.3%	$503,079	$501,164	0.4%
Mid-Atlantic
(DE, MD, VA, WV)	Home	208	242	(14.0)%	228	243	(6.2)%	566	473	19.7%
	Dollars	$97,338	$115,164	(15.5)%	$111,579	$113,886	(2.0)%	$312,698	$252,139	24.0%
	Avg. Price	$467,969	$475,883	(1.7)%	$489,382	$468,670	4.4%	$552,469	$533,063	3.6%
Midwest (2)
(IL, MN, OH)	Home	176	186	(5.4)%	193	253	(23.7)%	464	696	(33.3)%
	Dollars	$49,260	$70,578	(30.2)%	$56,643	$82,618	(31.4)%	$128,381	$211,718	(39.4)%
	Avg. Price	$279,885	$379,450	(26.2)%	$293,487	$326,554	(10.1)%	$276,683	$304,193	(9.0)%
Southeast (3)
(FL, GA, NC, SC)	Home	142	176	(19.3)%	145	176	(17.6)%	355	331	7.3%
	Dollars	$59,242	$54,776	8.2%	$56,471	$57,294	(1.4)%	$159,489	$110,628	44.2%
	Avg. Price	$417,197	$311,228	34.0%	$389,458	$325,534	19.6%	$449,265	$334,225	34.4%
Southwest
(AZ, TX)	Home	638	656	(2.7)%	671	568	18.1%	1,008	1,148	(12.2)%
	Dollars	$225,929	$248,907	(9.2)%	$248,228	$203,075	22.2%	$393,906	$469,054	(16.0)%
	Avg. Price	$354,121	$379,432	(6.7)%	$369,937	$357,526	3.5%	$390,780	$408,583	(4.4)%
West
(CA)	Home	175	136	28.7%	201	90	123.3%	316	163	93.9%
	Dollars	$99,284	$60,573	63.9%	$101,157	$33,174	204.9%	$186,986	$77,480	141.3%
	Avg. Price	$567,339	$445,387	27.4%	$503,269	$368,598	36.5%	$591,727	$475,339	24.5%
Consolidated Total
	Home	1,467	1,533	(4.3)%	1,574	1,408	11.8%	2,969	3,097	(4.1)%
	Dollars	$592,998	$619,408	(4.3)%	$640,386	$526,156	21.7%	$1,312,260	$1,264,352	3.8%
	Avg. Price	$404,225	$404,049	0.0%	$406,853	$373,691	8.9%	$441,987	$408,251	8.3%
Unconsolidated Joint Ventures
	Home	70	125	(44.0)%	53	67	(20.9)%	263	178	47.8%
	Dollars	$40,275	$75,225	(46.5)%	$30,714	$27,286	12.6%	$168,135	$110,372	52.3%
	Avg. Price	$575,361	$601,800	(4.4)%	$579,511	$407,250	42.3%	$639,297	$620,066	3.1%
Grand Total
	Home	1,537	1,658	(7.3)%	1,627	1,475	10.3%	3,232	3,275	(1.3)%
	Dollars	$633,273	$694,633	(8.8)%	$671,100	$553,442	21.3%	$1,480,395	$1,374,724	7.7%
	Avg. Price	$412,019	$418,958	(1.7)%	$412,477	$375,215	9.9%	$458,043	$419,763	9.1%
DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 4 homes and $1.9 million and 53 homes and $21.8 million in 2016 and 2015, respectively, from Minneapolis, MN. Contract backlog as of July 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) The Southeast net contracts include 25 homes and $7.8 million in 2015 from Raleigh, NC. Contract backlog as of July 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)
					Communities Under Development Three Months - July 31, 2016
		Net Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(includes unconsolidated joint ventures)	Home	130	163	(20.2)%	140	80	75.0%	284	326	(12.9)%
(NJ, PA)	Dollars	$62,339	$86,118	(27.6)%	$67,715	$36,567	85.2%	$139,392	$164,404	(15.2)%
	Avg. Price	$479,533	$528,331	(9.2)%	$483,676	$457,092	5.8%	$490,817	$504,306	(2.7)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	226	259	(12.7)%	240	260	(7.7)%	610	511	19.4%
(DE, MD, VA, WV)	Dollars	$111,496	$123,947	(10.0)%	$116,743	$123,749	(5.7)%	$342,197	$273,140	25.3%
	Avg. Price	$493,345	$478,559	3.1%	$486,429	$475,961	2.2%	$560,979	$534,522	4.9%
Midwest (2)
(includes unconsolidated joint ventures)	Home	181	189	(4.2)%	193	256	(24.6)%	478	696	(31.3)%
(IL, MN, OH)	Dollars	$58,709	$71,492	(17.9)%	$56,643	$83,533	(32.2)%	$139,608	$211,718	(34.1)%
	Avg. Price	$324,361	$378,265	(14.3)%	$293,487	$326,299	(10.1)%	$292,067	$304,193	(4.0)%
Southeast (3)
(includes unconsolidated joint ventures)	Home	169	186	(9.1)%	145	201	(27.9)%	413	338	22.2%
(FL, GA, NC, SC)	Dollars	$70,116	$58,719	19.4%	$56,471	$67,796	(16.7)%	$189,486	$113,368	67.1%
	Avg. Price	$414,885	$315,696	31.4%	$389,458	$337,291	15.5%	$458,803	$335,408	36.8%
Southwest
(includes unconsolidated joint ventures)	Home	638	656	(2.7)%	671	568	18.1%	1,008	1,148	(12.2)%
(AZ, TX)	Dollars	$225,929	$248,908	(9.2)%	$248,227	$203,075	22.2%	$393,906	$469,054	(16.0)%
	Avg. Price	$354,121	$379,432	(6.7)%	$369,937	$357,526	3.5%	$390,780	$408,583	(4.4)%
West
(includes unconsolidated joint ventures)	Home	193	205	(5.9)%	238	110	116.4%	439	256	71.5%
(CA)	Dollars	$104,684	$105,449	(0.7)%	$125,301	$38,722	223.6%	$275,806	$143,040	92.8%
	Avg. Price	$542,405	$514,384	5.4%	$526,473	$352,016	49.6%	$628,260	$558,748	12.4%
Grand Total
	Home	1,537	1,658	(7.3)%	1,627	1,475	10.3%	3,232	3,275	(1.3)%
	Dollars	$633,273	$694,633	(8.8)%	$671,100	$553,442	21.3%	$1,480,395	$1,374,724	7.7%
	Avg. Price	$412,019	$418,958	(1.7)%	$412,477	$375,215	9.9%	$458,043	$419,763	9.1%
Consolidated Total
	Home	1,467	1,533	(4.3)%	1,574	1,408	11.8%	2,969	3,097	(4.1)%
	Dollars	$592,998	$619,408	(4.3)%	$640,386	$526,156	21.7%	$1,312,260	$1,264,352	3.8%
	Avg. Price	$404,225	$404,049	0.0%	$406,853	$373,691	8.9%	$441,987	$408,251	8.3%
Unconsolidated Joint Ventures
	Home	70	125	(44.0)%	53	67	(20.9)%	263	178	47.8%
	Dollars	$40,275	$75,225	(46.5)%	$30,714	$27,286	12.6%	$168,135	$110,372	52.3%
	Avg. Price	$575,361	$601,800	(4.4)%	$579,511	$407,250	42.3%	$639,297	$620,066	3.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 4 homes and $1.9 million and 53 homes and $21.8 million in 2016 and 2015, respectively, from Minneapolis, MN. Contract backlog as of July 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) The Southeast net contracts include 25 homes and $7.8 million in 2015 from Raleigh, NC. Contract backlog as of July 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)					Communities Under Development
					Nine Months - July 31, 2016
		Net Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(NJ, PA)	Home	362	384	(5.7)%	395	244	61.9%	260	286	(9.1)%
	Dollars	$176,456	$195,879	(9.9)%	$192,659	$125,873	53.1%	$130,800	$143,333	(8.7)%
	Avg. Price	$487,446	$510,100	(4.4)%	$487,743	$515,872	(5.5)%	$503,079	$501,164	0.4%
Mid-Atlantic
(DE, MD, VA, WV)	Home	753	700	7.6%	628	598	5.0%	566	473	19.7%
	Dollars	$368,603	$334,115	10.3%	$295,004	$270,899	8.9%	$312,698	$252,139	24.0%
	Avg. Price	$489,512	$477,308	2.6%	$469,751	$453,010	3.7%	$552,469	$533,063	3.6%
Midwest (2)
(IL, MN, OH)	Home	599	705	(15.0)%	706	674	4.7%	464	696	(33.3)%
	Dollars	$184,496	$243,366	(24.2)%	$225,276	$220,243	2.3%	$128,381	$211,718	(39.4)%
	Avg. Price	$308,006	$345,200	(10.8)%	$319,088	$326,769	(2.4)%	$276,683	$304,193	(9.0)%
Southeast (3)
(FL, GA, NC, SC)	Home	560	554	1.1%	417	455	(8.4)%	355	331	7.3%
	Dollars	$234,166	$173,891	34.7%	$146,895	$144,333	1.8%	$159,489	$110,628	44.2%
	Avg. Price	$418,153	$313,882	33.2%	$352,268	$317,215	11.1%	$449,265	$334,225	34.4%
Southwest
(AZ, TX)	Home	1,929	1,955	(1.3)%	1,954	1,577	23.9%	1,008	1,148	(12.2)%
	Dollars	$696,915	$733,393	(5.0)%	$725,721	$559,659	29.7%	$393,906	$469,054	(16.0)%
	Avg. Price	$361,284	$375,137	(3.7)%	$371,403	$354,888	4.7%	$390,780	$408,583	(4.4)%
West
(CA)	Home	607	350	73.4%	494	232	112.9%	316	163	93.9%
	Dollars	$317,862	$142,661	122.8%	$237,763	$93,792	153.5%	$186,986	$77,480	141.3%
	Avg. Price	$523,662	$407,603	28.5%	$481,301	$404,278	19.1%	$591,727	$475,339	24.5%
Consolidated Total
	Home	4,810	4,648	3.5%	4,594	3,780	21.5%	2,969	3,097	(4.1)%
	Dollars	$1,978,498	$1,823,305	8.5%	$1,823,318	$1,414,799	28.9%	$1,312,260	$1,264,352	3.8%
	Avg. Price	$411,330	$392,277	4.9%	$396,891	$374,285	6.0%	$441,987	$408,251	8.3%
Unconsolidated Joint Ventures
	Home	181	270	(33.0)%	146	204	(28.4)%	263	178	47.8%
	Dollars	$112,530	$143,438	(21.5)%	$76,477	$82,190	(7.0)%	$168,135	$110,372	52.3%
	Avg. Price	$621,713	$531,252	17.0%	$523,814	$402,891	30.0%	$639,297	$620,066	3.1%
Grand Total
	Home	4,991	4,918	1.5%	4,740	3,984	19.0%	3,232	3,275	(1.3)%
	Dollars	$2,091,028	$1,966,743	6.3%	$1,899,795	$1,496,989	26.9%	$1,480,395	$1,374,724	7.7%
	Avg. Price	$418,960	$399,907	4.8%	$400,801	$375,750	6.7%	$458,043	$419,763	9.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 65 homes and $27.4 million and 192 homes and $75.2 million in 2016 and 2015, respectively, from Minneapolis, MN. Contract backlog as of July 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) The Southeast net contracts include 70 homes and $31.6 million and 99 homes and $30.2 million in 2016 and 2015, respectively, from Raleigh, NC. Contract backlog as of July 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA INCLUDES UNCONSOLIDATED JOINT VENTURES)
(UNAUDITED)					Communities Under Development
					Nine Months - July 31, 2016
		Net Contracts (1)			Deliveries			Contract
		Nine Months Ended			Nine Months Ended			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Northeast
(includes unconsolidated joint ventures)	Home	356	421	(15.4)%	413	261	58.2%	284	326	(12.9)%
(NJ, PA)	Dollars	$168,877	$213,375	(20.9)%	$197,961	$130,551	51.6%	$139,392	$164,404	(15.2)%
	Avg. Price	$474,374	$506,829	(6.4)%	$479,325	$500,197	(4.2)%	$490,817	$504,306	(2.7)%
Mid-Atlantic
(includes unconsolidated joint ventures)	Home	802	762	5.2%	659	657	0.3%	610	511	19.4%
(DE, MD, VA, WV)	Dollars	$406,594	$366,591	10.9%	$311,303	$303,413	2.6%	$342,197	$273,140	25.3%
	Avg. Price	$506,974	$481,092	5.4%	$472,386	$461,814	2.3%	$560,979	$534,522	4.9%
Midwest (2)
(includes unconsolidated joint ventures)	Home	604	708	(14.7)%	706	694	1.7%	478	696	(31.3)%
(IL, MN, OH)	Dollars	$195,722	$244,297	(19.9)%	$225,276	$225,838	(0.2)%	$139,608	$211,718	(34.1)%
	Avg. Price	$324,043	$345,052	(6.1)%	$319,088	$325,416	(1.9)%	$292,067	$304,193	(4.0)%
Southeast (3)
(includes unconsolidated joint ventures)	Home	610	597	2.2%	418	520	(19.6)%	413	338	22.2%
(FL, GA, NC, SC)	Dollars	$259,624	$191,544	35.5%	$147,281	$171,168	(14.0)%	$189,486	$113,368	67.1%
	Avg. Price	$425,612	$320,844	32.7%	$352,346	$329,169	7.0%	$458,803	$335,408	36.8%
Southwest
(includes unconsolidated joint ventures)	Home	1,929	1,955	(1.3)%	1,954	1,577	23.9%	1,008	1,148	(12.2)%
(AZ, TX)	Dollars	$696,916	$733,393	(5.0)%	$725,721	$559,659	29.7%	$393,906	$469,054	(16.0)%
	Avg. Price	$361,284	$375,137	(3.7)%	$371,403	$354,888	4.7%	$390,780	$408,583	(4.4)%
West
(includes unconsolidated joint ventures)	Home	690	475	45.3%	590	275	114.5%	439	256	71.5%
(CA)	Dollars	$363,295	$217,543	67.0%	$292,253	$106,360	174.8%	$275,806	$143,040	92.8%
	Avg. Price	$526,515	$457,985	15.0%	$495,345	$386,764	28.1%	$628,260	$558,748	12.4%
Grand Total
	Home	4,991	4,918	1.5%	4,740	3,984	19.0%	3,232	3,275	(1.3)%
	Dollars	$2,091,028	$1,966,743	6.3%	$1,899,795	$1,496,989	26.9%	$1,480,395	$1,374,724	7.7%
	Avg. Price	$418,960	$399,907	4.8%	$400,801	$375,750	6.7%	$458,043	$419,763	9.1%
Consolidated Total
	Home	4,810	4,648	3.5%	4,594	3,780	21.5%	2,969	3,097	(4.1)%
	Dollars	$1,978,498	$1,823,305	8.5%	$1,823,318	$1,414,799	28.9%	$1,312,260	$1,264,352	3.8%
	Avg. Price	$411,330	$392,277	4.9%	$396,891	$374,285	6.0%	$441,987	$408,251	8.3%
Unconsolidated Joint Ventures
	Home	181	270	(33.0)%	146	204	(28.4)%	263	178	47.8%
	Dollars	$112,530	$143,438	(21.5)%	$76,477	$82,190	(7.0)%	$168,135	$110,372	52.3%
	Avg. Price	$621,713	$531,252	17.0%	$523,814	$402,891	30.0%	$639,297	$620,066	3.1%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) The Midwest net contracts include 65 homes and $27.4 million and 192 homes and $75.2 million in 2016 and 2015, respectively, from Minneapolis, MN. Contract backlog as of July 31, 2016 reflects the reduction of 64 homes and $24.1 million, related to the sale of our land portfolio in Minneapolis, MN.

(3) The Southeast net contracts include 70 homes and $31.6 million and 99 homes and $30.2 million in 2016 and 2015, respectively, from Raleigh, NC. Contract backlog as of July 31, 2016 reflects the reduction of 67 homes and $33.7 million, related to the sale of our land portfolio in Raleigh, NC.